Exhibit 10.31

COMMERCIAL LEASE

This Commercial Lease (this “Lease”) is made and entered into this 17th day of July, 2017 (the “Commencement Date”), by and between WBL Properties 1 LLC, a Minnesota limited liability company (“Landlord”), and StemoniX, Inc., a Minnesota corporation (“Tenant”).

DEFINITIONS:

“Building” — That certain office/warehouse building on the Demised Premises containing approximately 14,932 square feet.

“Demised Premises” - The real property located at 13300 - 67th Avenue N., Maple Grove, Hennepin County, Minnesota, legally described on Exhibit A attached hereto, and all improvements located thereon (including the entire Building, together with all parking and means of access), and all licenses and easements appurtenant thereto.

In consideration for the Base Rent, Additional Rent, and any additional consideration outlined in this Lease, Landlord leases to Tenant the Demised Premises under the following conditions:

1.0	TERM OF LEASE AND POSSESSION:

Landlord gives and Tenant takes possession of the Demised Premises for a term of approximately five (5) years (the “Term”), beginning on the Commencement Date and ending July 31, 2022 (the “Expiration Date”), unless terminated earlier as hereinafter provided.

Unless otherwise stated in this Lease, Landlord shall deliver possession of the Demised Premises to Tenant in its “as-is” condition on the Commencement Date. Tenant’s possession of the Demised Premises shall be conclusive evidence that the Demised Premises are in good and satisfactory condition, excluding latent defects. The rentals herein reserved shall commence on the date when possession of the Demised Premises is delivered by Landlord to Tenant.

2.0	BASE RENT:

Landlord is due and Tenant shall pay Landlord, base rent (“Base Rent”) as scheduled:

Months	Monthly Base Rent

Commencement Date - July 31, 2018	$12,158
August 1, 2018 - July 31, 2019	$12,401
August 1, 2019 - July 31, 2020	$12,649
August 1, 2020 - July 31, 2021	$12,902
August 1, 2021 - July 31, 2022	$13,160

Base Rent shall be prorated for any partial month during the Term. Notwithstanding anything to the contrary contained herein, Base Rent and Additional Rent for the first thirty (30) days of the Term shall be abated and Tenant shall have no obligation to make payment therefor.

3.0	ADDITIONAL RENT:

Tenant shall reimburse to Landlord monthly, throughout the Term of the Lease and any extension of this Lease, for the following items, which shall be deemed “Additional Rent” hereunder:

Landlord Maintenance Expenses, Real Estate Taxes/Assessments, any utilities not paid directly by Tenant (to the extent not included in Landlord Maintenance Expenses), and any Miscellaneous Charges or Reimbursements, each as defined below.

Additional Rent shall be prorated for any partial month during the Term.

Landlord may estimate the annual amount of Landlord Maintenance Expenses and Real Estate Taxes/Assessments as a basis for reimbursement for any calendar year and invoice in monthly installments. During the Term of Lease and/or any extension of this Lease, Landlord, within one hundred twenty (120) days of each calendar year end, will provide to Tenant a written statement of actual Landlord Maintenance Expenses and Real Estate Taxes/Assessments. If Tenant has underpaid its share of any of these expenses, Tenant shall reimburse Landlord as invoiced within ten (10) business days after receipt of such invoice. If Tenant has overpaid its share of any of these expenses, Landlord will credit such amount against the most current monthly invoice (or pay such amount to Tenant within thirty (30) days of the expiration of the Term. Upon prior written notice to Landlord, Tenant shall have the opportunity to audit the actual Landlord Maintenance Expenses and Real Estate Taxes/Assessments statement for a period of ninety (90) days after receipt of said statement. Tenant waives its right to audit the actual Landlord Maintenance Expenses and Real Estate Taxes/Assessments if Tenant fails to exercise such right during said ninety (90) day period. Unless the audit reveals that Tenant has been overcharged by an amount greater than or equal to five percent (5%) of the total annual charge, Tenant shall pay all costs related to its audit. If the overcharge to Tenant is or exceeds five percent (5%) of the annual charge, then Landlord shall pay the cost of the audit, up to a maximum amount of $1,500.00. Landlord shall credit Tenant’s account with the amount of the discrepancy; provided, however, during the last year of the Term, such excess shall be refunded to Tenant within thirty (30) days after the expiration of the Term.

Landlord, at its election, may invoice for reimbursement(s) of any utility usage not paid directly by Tenant, provided such amount is not included in Landlord Maintenance Expenses.

Additional Rent is currently estimated to be $4.43 per square foot for calendar year 2017.

3.1	LANDLORD MAINTENANCE EXPENSES AND OBLIGATIONS:

Landlord shall, at its expense (certain costs thereof which are subject to reimbursement by Tenant, as more particularly described herein, are referred to as “Landlord Maintenance Expenses” herein) maintain, repair, replace and care for all lighting, plumbing, roofs, parking surfaces, landscaped areas, signs, snow removal, repair and maintenance of the exterior of the Building, repair and maintenance of the structural elements of the Building (including the foundation, roof, and structural elements of the walls), costs of equipment purchased and used for such purposes, cleaning and cleaning supplies for landlord maintained areas, and insurance premiums maintained by Landlord pursuant to this Lease, an allocated portion of the wages and fringe benefits of facility maintenance personnel employed for such work at the Demised Premises (such portion calculated based on the relative portion of such employee’s time spent at the Demised Premises in comparison to time spent at other properties), and a management fee not to exceed 4% of Base Rent payable for the period. Subject to the provisions of this Article 3.1, the costs thereof shall be included in Landlord Maintenance Expenses. Landlord Maintenance Expenses may include the annual amortized cost of any capital improvements made to the Building by Landlord which result in a reduction of expenses or are required under any governmental law or regulation that was not applicable at the time it was constructed. Notwithstanding that Tenant shall be responsible for the regular maintenance of the building systems (including the plumbing, electrical, and HVAC systems), Landlord shall be responsible for the replacement of such building systems or portions thereof, or repairs thereof whose cost is $5,000 or more (“Major Repair”), and Tenant shall pay the annual amortized cost thereof to Landlord during the Term. Landlord shall amortize such costs as provided in the following paragraph. Notwithstanding anything to the contrary contained in this Section 3.1, Landlord shall have no obligation to service or replace Tenant’ s equipment or systems installed solely to serve the “cold room” to be installed by Tenant in the Building.

Notwithstanding the foregoing, Landlord Maintenance Expenses shall exclude the following: (i) payments of principal and interest on any mortgage or other encumbrance on the Building; (ii) amounts reimbursable from insurance proceeds, under warranty or by Tenant or any other third party; (iii) interest, late charges or penalties incurred as a result of Landlord’ s failure to pay bills in a timely manner (unless such failure is directly related to the failure of Tenant to pay Landlord for such bill as required hereunder); (iv) leasing or brokerage fees; (v) depreciation; (vi) costs incurred in connection with the financing, transfer or disposition of all or a portion of Landlord’s interest in the Building; (vii) attorneys’ fees and other legal costs incurred by Owner; and (viii) all capital expenses, costs of maintaining the structural elements of the Building, and costs of replacements or Major Repairs to building systems (including the plumbing, electrical, and HVAC systems) in excess of the annual amortized portion thereof, amortized over the useful life of such expense item in accordance with Generally Accepted Accounting Principles calculated at an annual discount rate equal to the “prime” rate of interest published from time to time in the Wall Street Journal plus one (1) percent.

3.2	REAL ESTATE TAXES AND ASSESSMENTS AND ASSOCIATION CHARGES:

Real Estate Taxes and Assessments shall mean all real estate taxes, assessments and any taxes in lieu thereof due and payable in each calendar year, which may be levied upon or assessed against the Building. In the event the taxing authorities additionally include in such real estate and assessments the value of any improvements made by Tenant, or of machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay all the taxes attributable to such items. Upon Tenant’s request, Landlord will furnish a copy of the Real Estate Tax and Assessments statement(s).

“Association charges” shall mean all charges or assessments attributable to the Premises during the Term which may be levied upon or assessed against Landlord or the Building by any property owners’ association in which Landlord, as owner of the Building, is a member.

3.3	UTILITIES:

Landlord shall provide the following utilities to the Building: water, gas, electricity, telephone and data, sanitary sewer storm sewer. Tenant shall have the right to install such further communications cabling, including fiber optic wiring, as Tenant shall deem necessary and Landlord shall cooperate, at no expense to Landlord, with such installation, including the grant of any easements or similar rights required in connection therewith. Tenant shall pay, when due, all charges for sewer and water usage, garbage/refuse disposal/removal and recycling, electricity, gas and other fuels, telephone/communication services and/or other utility services or energy source furnished to the Demised Premises during the term of this Lease, or any extension and/or renewal of this Lease. Landlord accepts no responsibility for any disruption of any utility service due to accident, natural causes or circumstances beyond Landlord’ s control and/or the utility provider’s inability to deliver said service.

3.4	MISCELLANEOUS CHARGES AND REIMBURSEMENTS:

“Miscellaneous Charges and Reimbursements” shall include payments owed by Tenant to Landlord as a result of reconciliation of Landlord Maintenance Expenses and Real Estate Taxes/Assessments, utility expenses not paid directly by Tenant and not included in Landlord Maintenance Expenses, service requests facilitated by Landlord at the direction of Tenant, reimbursements owed to Landlord for tenant improvements, and any other sums due Landlord by Tenant pursuant to this Lease.

4.0	COVENANT TO PAY RENT:

The covenants of Tenant to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement contained in this Lease. Except as specifically set forth herein, Base Rent and Additional Rent shall be paid without setoff, deduction, demand or counterclaim of any nature whatsoever. All rents are due and payable, in advance, on the first day of each calendar month during the Term of Lease and any extensions of the Lease to Landlord at:

[*****]

or such other address as Landlord shall designate to Tenant in writing in accordance with Article 18.0 below.

5.0	LATE CHARGES/INTEREST:

If any installment of Base Rent, Additional Rent or any other sum due from Tenant shall not be received by Landlord within five (5) days of when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, including the assessment of interest under this Article 5.0. Further, Landlord shall be entitled to charge a fee of $75.00, to cover its administrative expense, each time a check from Tenant is returned by a bank for insufficient funds.

If any installment of Base Rent, Additional Rent or any other sum due from Tenant shall not be received by Landlord within five (5) days of when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall, in addition to any late charge assessed against Tenant, pay interest to Landlord at the rate of ten percent (10%) per annum on any overdue amount, interest to accrue from the date such overdue amount is payable until the date that the overdue amount is paid.

6.0	[RESERVED]

7.0	USE:

The Demised Premises shall be used and occupied by Tenant solely for the purposes of general office, warehouse, manufacturing and research and developer / laboratory uses. Tenant agrees that such use shall be in compliance with all applicable laws, ordinances and governmental regulations affecting the Building and Demised Premises. Tenant shall, immediately upon receipt of notice thereof, discontinue any use of the Demised Premises which is not in compliance with any applicable law s, ordinances or governmental regulations. The Demised Premises shall not be used in such manner that, in accordance with any requirement of law or of any public authority, Landlord shall be obliged on account of the purpose or manner of said use to make any addition or alteration to or in the Building. The Demised Premises shall not be used in any manner which will increase the rates required to be paid for public utility or for fire and extended coverage insurance covering the Demised Premises. Tenant shall occupy the Demised Premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful, and reputable and will not permit or create any nuisance or unreasonable noise or odor, or otherwise unreasonably interfere with Landlord in its management of the Building. Tenant’s use of the Demised Premises shall conform to reasonable rules and regulations promulgated by Landlord relating to the use of the Building and consistent with the terms of this Lease. Outside storage on the Building of any type of equipment, property or materials owned or used on the Demised Premises by Tenant or its customers and suppliers (other than vehicles and refuse containers) shall not be permitted.

8.0	SECURITY AND DAMAGE DEPOSIT:

Tenant has deposited with Landlord or shall deposit with Landlord not later than the Commencement Date the sum of One Hundred Nine Thousand Four Hundred Nineteen Dollars ($109,419). At such time that Tenant has consummated a closing on its equity offering for at least Ten Million Dollars ($10,000,000) and provided evidence of said closing to Landlord, Tenant’s security deposit may be used by Tenant to pay Tenant’s monthly Base Rent and Additional Rent obligations until such time that Twenty Four Thousand Three Hundred Fifteen Dollars ($24,315) remains as a security deposit, after which time that Twenty Four Thousand Three Hundred Fifteen Dollars ($24,315) sum will remain as a security deposit for the balance of the Term (as the Term may be extended). Landlord shall hold deposit, without liability for interest, as a security and damage deposit for the faithful performance by Tenant during the Term of the Lease or any extension. Prior to the time when Tenant shall be entitled to the return of this security deposit, Landlord may co-mingle such deposit with Landlord’s own funds and to use such security deposit for such purpose as Landlord may determine. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of the Lease beyond any applicable notice and cure period, then Landlord, either with or without terminating this Lease, may (but shall not be required to) apply such portion of said deposit as may be necessary to compensate or repay Landlord for all actual damages sustained by Landlord due to such breach on the part of Tenant. Landlord may apply said deposit, without limitation, to overdue and unpaid rent, any other sum payable by Tenant to Landlord pursuant to the provisions of this Lease, damage to the Demised Premises which Tenant is obligated to repair, and reasonable attorney’s fees incurred by Landlord in connection therewith. Should the entire deposit or any portion thereof, be applied by Landlord in accordance with the provisions of this paragraph, Tenant upon written demand by Landlord, shall remit to Landlord a sufficient amount of cash to restore said security deposit so applied. Tenant’s failure to remit such security deposit within five (5) days after receipt of such demand shall constitute a breach of this Lease. Upon the termination of this or any extension, Landlord shall return to Tenant the deposit or any remaining balance. Tenant shall have no right to anticipate return of said deposit by withholding any amount required to be paid pursuant to the provision of this Lease.

In the event Landlord shall sell the Building, convey or dispose of its interest in this Lease, Landlord shall assign said security deposit or any balance to Landlord’s assignee, whereupon Landlord shall be released from all liability for the return or repayment of such security deposit and Tenant shall look solely to the assignee for the return and repayment of security deposit. Said security deposit shall not be assigned or encumbered by Tenant without the written consent of Landlord, and any assignment or encumbrance without such consent shall not bind Landlord. In the event of any rightful and permitted assignment of this Lease by Tenant, said security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability with respect to the return of said security deposit to the Tenant.

9.0	TENANT MAINTENANCE OBLIGATIONS:

Excluding those portions of the Demised Premises to be maintained by Landlord pursuant to Article 3.1 hereof, Tenant shall, at all times throughout the Term of Lease and any extensions, and at its sole expense, keep and maintain the interior portions of the Demised Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Subject to Article 3.1, Tenant’s obligations hereunder shall include without limitation, the day-to-day maintenance, repair, replacement, if necessary, of all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks, the replacement of all broken glass, of any fixture/equipment/ component of heating, ventilation, air conditioning (HVAC) systems, all lighting systems, plumbing systems and electrical systems. When used in this provision, the term “repairs” shall include replacements, and all such repairs or replacements made by the Tenant shall be of equal quality to the original equipment or work. Tenant shall forward to the Landlord a copy of all materials received in connection with repairs made to, or replacements of, HVAC equipment, upon completion. Tenant shall maintain a reasonable temperature in the Demised Premises, or portion thereof, consistent with the use thereof so as not to cause damage to the Demised Premises.

If Tenant fails, refuses or neglects to maintain or repair the Demised Premises as required in this Lease after notice shall have been given to Tenant in accordance with Article 17.0 of this Lease, Landlord may make such repairs or replacements without liability to Landlord for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs incurred by Landlord plus ten percent (10%) for overhead incurred by Landlord in making such repairs or replacements.

Landlord shall repair, at its expense (but subject to inclusion in Landlord Maintenance Expenses pursuant to the provisions in Article 3.1), the structural portions of the Building.

Except as otherwise provided herein, the Landlord shall be responsible for all outside maintenance of the Demised Premises, including grounds and parking areas. All such maintenance which is the responsibility of the Landlord shall be provided as reasonably necessary to the comfortable use and occupancy of the Demised Premises 365 days per year.

10.0	HAZARDOUS MATERIALS:

Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release into or onto the Demised Premises or the Building of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use in the Demised Premises or the Building of such substances or materials in any manner not sanctioned by law or by the standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into or onto the Demised Premises or the Building any such materials or substances except in the ordinary course of Tenant’s business. Without limitation, hazardous substances and materials shall include those described as hazardous substances in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., or any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require to ascertain whether or not there has been any release of hazardous materials into or onto the Demised Premises as a result of Tenant’s use or occupancy of the Demised Premises, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such release is discovered to have occurred as a result of Tenant’s use or occupancy of the Demised Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time, at Landlord’s request, concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Demised Premises or the Building. In all events, Tenant shall indemnify Landlord from any release of hazardous materials on the Demised Premises or the Building occurring while Tenant is in possession or elsewhere if caused by Tenant or persons acting under Tenant. The above covenants shall survive the expiration or earlier termination of the Term of this Lease.

11.0	LIABILITY INSURANCE:

Tenant shall during the Term hereof, keep in full force and effect at its own expense a policy or policies of commercial general liability insurance with respect to the Demised Premises and the business of Tenant, issued by companies licensed in the State of Minnesota, with limits of liability not less than: $1,000,000 for injury/death to any one person; $2,000,000 for injury/death to more than one person, and $1,000,000 with respect to damage to property. Such policy or policies shall name Landlord as an additional insured party and provide that thirty (30) days written notice must be given to Landlord prior to cancellation thereof. Tenant may satisfy the requirements of this provision with an umbrella liability policy. Tenant shall furnish evidence satisfactory to Landlord prior to occupancy of the Demised Premises that such coverage is in full force and effect. With respect to Tenant’s liability, Tenant’s liability insurance shall be primary to any liability insurance carried by Landlord.

12.0	SIGNAGE AND DISPLAYS:

Any sign, lettering, picture, notice or advertisement, other than the vinyl lettering on the exterior entrance to the Demised Premises provided by Landlord, installed on or in any part of the Demised Premises and visible from the exterior of the Building, or visible from the exterior of the Demised Premises, shall be subject to Landlord’s prior written approval, shall be subject to all requisite governmental approvals, and shall be installed at Tenant’s sole cost and expense. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant. Tenant agrees to maintain its signage in good repair, and to hold Landlord harmless from any loss, cost, or damages resulting from the erection, existence, maintenance, or removal of the signage.

13.0	ALTERATIONS, INSTALLATION, FIXTURES:

Unless otherwise stated, Tenant shall not make any alterations, additions or improvements in or to the Demised Premises or add, disturb or in any way change any plumbing or wiring without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In the event alterations are required by any governmental agency by reason of the specific use of the Demised Premises by Tenant, Tenant shall make such alterations at its own cost and expense after first obtaining Landlord’s written approval of plans and specifications. Tenant shall warrant to Landlord that all such alterations, additions, or improvements shall be made in compliance with all relevant laws, ordinances, and governmental regulations, and shall be completed free from liens. Construction of such alterations or additions shall commence only upon Tenant obtaining and exhibiting to Landlord the requisite approvals, licenses and permits. All alterations, installations, physical additions or improvements to the Demised Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, this clause shall not apply to trade fixtures, movable equipment furniture or other personal property owned by Tenant, which may be removed by Tenant at the end of the Term, further provided, however, that Tenant will promptly repair any damage to the Demised Premises caused by such removal. Landlord and Tenant agree that Tenant shall have the right to install a back-up generator on the Demised Premises, subject to the reasonable approval of Landlord, upon notice of Tenant’s desire to so install.

14.0	ACCESS TO DEMISED PREMISES:

Upon not less than twenty-four (24) hours prior notice, Tenant agrees to permit Landlord and the authorized representatives of Landlord to enter the Demised Premises at all times during usual business hours for the purpose of inspecting the same and making any necessary repairs to the Demised Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body or that Landlord may deem necessary to prevent waste or deterioration in connection with the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant is required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in the performance of the same. Landlord may, during the progress of any work in the Demised Premises or Building, keep and store upon the Demised Premises or Building all necessary materials, tools, and equipment, provided such materials shall be located so as to minimize any interference with Tenant’s business. Provided commercially reasonable efforts are taken to minimize interference or harm to Tenant’s business, Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage of the Tenant, nor shall Tenant’s lease obligations be affected by reason of making repairs or the performance of any work, including materials handling into or through the Demised Premises or Building.

Landlord reserves the right to enter upon the Demised Premises (a) at any time in the event of an emergency and (b) upon not less than twenty-four (24) hours prior notice, at reasonable hours to exhibit the Demised Premises to prospective purchasers or lenders; and to exhibit the Demised Premises to prospective tenants and to display “For Rent” or similar signs on windows or doors in the Demised Premises during the last one hundred twenty (120) days of the Term, all without hindrance by Tenant.

15.0	[Reserved]

16.0	ASSIGNMENT OR SUBLETTING:

Tenant shall not transfer or assign this Lease or sublet said Demised Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without obtaining the prior consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. For purposes of this Article, the meaning of the term “transfer or assign this Lease” shall not include any transfer of a controlling ownership interest in Tenant (whether voluntary or involuntary), any merger of another entity with or into Tenant, or a transfer of all or substantially all of the assets of Tenant and such transaction shall not require Landlord consent, provided that the financial condition of Tenant following such transaction shall be substantially similar or greater than the financial condition of Tenant on the Commencement Date. Tenant shall seek such consent of Landlord by a written request therefor. Consent by Landlord to any assignment of this Lease or to any subletting of the Demised Premises shall not be deemed a consent or waiver of Landlord’s right under this Article as to any subsequent assignment or subletting. Landlord’s right to assign this Lease is and shall remain unqualified upon any sale or transfer of the Building and, providing the Purchaser succeeds to the interests of Landlord under this Lease, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance. No such assignment or subleasing shall relieve the Tenant from any of Tenant’s obligations in this Lease contained, nor shall any assignment of this Lease be effective unless the assignee shall at the time of such assignment assume in writing, for the benefit of Landlord, its successors or assigns, all of the terms, covenants, and conditions of this Lease thereafter to be performed by Tenant and shall agree in writing to be bound thereby. Should Tenant sublease in accordance with the terms of this Lease, fifty percent (50%) of any increase in rental and other consideration received by Tenant strictly as rent for this Lease over the per square foot rental rate which is being paid by Tenant shall be forwarded to and retained by Landlord, which increase shall be in addition to the Base Rent and Additional Rent due Landlord under this Lease.

17.0	SUCCESSORS AND ASSIGNS:

The terms, covenants and conditions hereof shall be binding upon and inure to the successors and assigns of the parties hereto.

18.0	NOTICES:

Any notice required or permitted under this Lease shall be deemed sufficiently given or secured if sent electronically to the e-mail address(es) provided by Landlord or Tenant (as applicable), with a copy thereof sent by U.S. Mail or other delivery method approved hereunder with 24 hours thereof, or if sent by nationally recognized overnight courier or by registered or certified mail, return receipt requested, to Tenant at the Demised Premises and to Landlord at the address then fixed for the payment of rent as provided in Article 4.0 of this Lease and either party may by written notice deliver in accordance with Article 18.0 hereof, at any time designate a different address to which notices shall subsequently be sent or rent to be paid. Initially, Tenant designates the following email addresses for email notice hereunder: [*****], [*****], and [*****]; and Landlord designates the following email addresses for email notice hereunder: [*****], [*****], and [*****].

19.0	SURRENDER:

On the Expiration Date or upon the termination hereof upon a day other than the Expiration Date, Tenant shall peaceably surrender the Demised Premises in good order, condition and repair (reasonable wear and tear and casualty loss excepted); with the warehouse area in broom clean condition and the office/restroom area vacuumed and cleaned. On or before the Expiration Date or upon termination of this Lease on a day other than the Expiration Date, Tenant shall, at its expense, remove all trade fixtures, personal property and equipment and signs from the Demised Premises and any property not removed shall be deemed to have been abandoned. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, word processing, facsimile, or electronic wiring installed by Tenant within the Demised Premises (hereafter “Wiring”) shall be removed at Tenant’s cost at the expiration of the Term, unless Landlord has specifically requested in writing that said Wiring shall remain, whereupon said Wiring shall be surrendered with the Demised Premises as Landlord’s property. Any damage caused in the removal of such items shall be repaired by Tenant and at its expense. All alterations, additions, improvements and fixtures (other than trade fixtures) which shall have been made or installed by Landlord or Tenant upon the Demised Premises and all floor covering so installed shall remain upon and be surrendered with the Demised Premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration or termination of this Lease. If the Demised Premises are not surrendered on the Expiration Date or the date of termination, Tenant shall indemnify Landlord against actual damages suffered as a result of such holdover. Tenant shall promptly surrender all keys for the Demised Premises to Landlord at the place then fixed for payment of rent and shall inform Landlord of combinations of any locks and safes on the Demised Premises.

20.0	HOLDING OVER:

In the event of a holding over by Tenant after expiration or termination of this Lease without the consent in writing of Landlord, Tenant shall be deemed a tenant at sufferance and shall pay rent for such occupancy at the rate of one and one-half times (150%) the last-current Base Rent, together with the Additional Rent due hereunder, prorated for the entire holding over period, plus all attorney’s fees and expenses incurred by Landlord in enforcing its rights hereunder. Except as otherwise agreed, any holding over with the written consent of Landlord shall constitute a month-to-month lease.

21.0	DEFAULT OF LANDLORD:

If Landlord shall be in default hereunder, Tenant, after thirty (30) days prior written notice to Landlord that Tenant intends to cure the default (or without notice if in Tenant’s reasonable judgment an emergency shall exist) shall have the right, but not the obligation, to cure the default, and Landlord shall pay to Tenant upon demand the amounts expended by Tenant in such cure. Except when in Tenant’s commercially reasonable judgment an emergency shall exist, Tenant shall not commence to cure any default of a nature that could not reasonably be cured within a period of thirty (30) days, provided Landlord shall have commenced to cure the default within the initial thirty (30) day cure period and so long as Landlord proceeds with reasonable diligence and in good faith to cure the default.

22.0	DEFAULT OF TENANT:

a.	In the event of any failure of Tenant to pay any rental due hereunder with five (5) days after written notice of such failure shall have been given to Tenant, or any failure to perform any other terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such failure shall have been given to Tenant, or if Tenant or an agent of Tenant shall knowingly falsify any report required to be furnished to Landlord pursuant to the terms of this Lease, or if Tenant shall file any debtor proceedings or any person shall take or have against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property and such petition is not dismissed within sixty (60) days of the date Tenant receives notice of the same, or if Tenant makes an assignment for the benefit of creditors, or if Tenant shall abandon the Demised Premises without adequately providing for the protection thereof, then in any such event Tenant shall be in default hereunder, and Landlord, in addition to other rights of remedies it may have, shall have the immediate right of re-entry and may, by process of law only, remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, without being guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

b.	Should Landlord elect to re-enter the Demised Premises, as herein provided, or should it take possession of the Demised Premises pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Demised Premises, and relet the Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such subletting all rentals received by the Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and costs of such alterations and repairs; third, to the payment of the rent due and unpaid hereunder, and the residue, if any shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant, upon demand, shall pay any such deficiency to Landlord. No such re- entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time after such re-entry and reletting elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any such breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Demised Premises, attorney’s fees, and costs, the unamortized portion of any leasehold improvements made by Landlord for Tenant and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises (including all charges equivalent to rent) for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

c.	Landlord may, at its option, instead of exercising any other rights or remedies available to it in this Lease or otherwise by law, statute or equity, spend such money as is reasonably necessary to cure any default of Tenant herein and the amount so spent, and costs incurred, including attorney’s fees in curing such default, shall be paid by Tenant, as additional rent, upon demand.

d.	In the event suit shall be brought for recovery of possession of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of the Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefore, including attorney’s fees and costs, together with interest on all such expenses at the rate of ten percent (10%) per annum.

e.	Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of any default hereunder, or otherwise. Tenant also waives any demand for possession of the Demised Premises, and any demand for payment of rent and any notice of intent to re-enter the Demised Premises, or of intent to terminate this Lease, other than the notices above provided in this Article, and any other notice or demand prescribed by any applicable statutes or laws.

f.	No remedy herein or elsewhere in this Lease or otherwise by law, statute or equity, conferred upon or reserved to Landlord or Tenant shall be exclusive of any other remedy, but shall be cumulative, and may be exercised from time to time and as often as the occasion may arise.

23.0	EMINENT DOMAIN:

In the event of any eminent domain of condemnation proceeding or private sale in lieu thereof in respect to the Building during the Term hereof, the following provisions shall apply:

a.	If the whole of the Building or Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public purpose, the term of this lease shall cease and terminate as of the date possession shall be taken in such proceedings and all rentals shall be paid up to that date.

b.	If any part constituting less than the whole of the Building or Demised Premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall materially affect the Demised Premises so as to render the Demises Premises unsuitable for the business of the Tenant, in the commercially reasonable business judgment of Tenant, then the term of this Lease shall cease and terminate as of the date possession shall be taken by the condemning authority and rent shall be paid to the date of such termination.

In the event of a partial taking or condemnation of the Building or Demised Premises which shall not materially affect the Demised Premises so as to render the Demised Premises unsuitable for the business of the Tenant, in the commercially reasonable business judgment of Tenant, this Lease shall continue in full force and effect with a proportionate abatement of the Base Rent and Additional Rent based on the portion, if any of the Demised Premises taken. Landlord shall promptly restore the Building and the Demised Premises to substantially the same condition as they were prior to such condemnation. Upon completion of such restoration, the rent shall be adjusted based upon the portion, if any, of the Demised Premises restored.

c.	All damages in the event of any condemnation shall belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Demised Premises, provided, however, that Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might suffer with respect to improvements to the Demised Premises made by Tenant, and removing and relocating Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment. However, Tenant shall have no claim against Landlord or make any claim with the condemning authority for the loss of its leasehold estate, any unexpired term or loss of any possible renewal or extension of said lease or loss of any possible value of said lease.

24.0	RULES AND REGULATIONS:

Tenant shall observe and comply with such reasonable rules and regulations as Landlord may prescribe, on written notice to Tenant, for the safety, care, cleanliness, and operation of the Building, provided such rules and regulations do not impair Tenant’s rights under this Lease.

25.0	DAMAGE OR DESTRUCTION:

In the event of any damage or destruction to the Demised Premises or the Building by fire or other casualty during the Term hereof, the following provisions shall apply:

a.	Landlord agrees that, in the event of any damage to or destruction of the Demised Premises or to the Building by fire or other casualty which damage or destruction could reasonably be restored or repaired within one hundred eighty (180) days from the date thereof, Landlord shall commence such restoration or repair and shall substantially complete the same within said one hundred eighty (180) day period.

b.	In the event of any damage to or destruction of the Demised Premises or to the Building by fire or other casualty which could not be reasonably repaired or restored within said one hundred eighty (180) days, Landlord shall deliver written notice thereof to Tenant within fifteen (15) days after the occurrence of such damage or destruction, which notice shall state the length of time in which repair or restoration will be made. Within fifteen (15) days after the delivery of such notice, Tenant shall have the option to terminate this Lease, or to waive the one hundred eighty (180) day period herein before provided, in favor of the extended period required for such restoration and repair as set forth in Landlord’s notice. If Tenant shall fail to notify Landlord in writing of Tenant’s election within such time period, this Lease shall continue in full force and effect. Unless this Lease is terminated as aforesaid, Landlord shall thereafter commence to restore or repair the Demised Premises and shall prosecute such restoration or repair diligently so that the same shall be completed as soon as reasonably possible after the occurrence of such damage or destruction, but in no event later than the time specified in Landlord’s notice to Tenant.

c.	In the event that Landlord, being required as aforesaid to commence and complete such restoration and repair, shall fail to do so, or in the event that such damage or destruction could reasonably be restored or repaired within said one hundred eighty (180) days and Landlord fails to complete the same, or in the event that Landlord fails to complete such repair or restoration within the extended time period specified in the aforementioned notice to Tenant, this Lease, and all of Tenant’s liability hereunder, may be terminated by Tenant, effective as of the date of such damage or destruction, upon giving written notice to Landlord of such termination within twenty (20) days after such failure by Landlord.

d.	Notwithstanding Landlord’s obligations set forth in subparagraphs (a) or (b) of this Article 25.0, if such damage occurs within the final one hundred eighty (180) days of the then current Term of this Lease and Tenant has not exercised its right to extend the Lease for the Renewal Term, either party may choose to terminate this Lease by providing written notice to the other party. If the Lease is not terminated, Landlord shall commence with repairs. In the event of termination, Tenant shall have fifteen (15) days, rent free, after notice by Landlord in which to vacate the Demised Premises.

e.	In the event Tenant is deprived of any of the occupancy of any part of the Demised Premises by reason of or in consequence of any such damage or destruction, the Tenant’s obligation to pay Base Rent and Additional Rent shall be reduced in proportion to that portion of the Building or Demised Premises so rendered unusable by reason of such damage or destruction, until such repair or restoration is completed. If the damage is such that the Demised Premises are rendered substantially unusable, the Base Rent and any Additional Rent shall abate during the period when the Demised Premises or Building are not usable.

26.0	CASUALTY INSURANCE:

a.	Landlord shall at all times during the Term of this Lease, at its expense (but subject to inclusion in Landlord Maintenance Expenses pursuant to Article 3.0), maintain a policy or policies of insurance with premiums paid in advance, issued by an insurance company licensed to do business in the State of Minnesota, insuring the Building against loss or damage by fire, explosion or other insurable hazards and contingencies for the full replacement value, provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may bring upon the Demised Premises or any additional improvements which Tenant may construct or install on the Demised Premises.

b.	Tenant shall not carry any stock of goods or do anything in or about the Demised Premises which will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease.

c.	Landlord hereby waives and releases all claims, liabilities and causes of action against Tenant and its agents, servants and employees for loss or damage to, or destruction of, the Demised Premises or Building or any portion thereof, including the buildings and other improvements situated thereon, resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise. Likewise, Tenant hereby waives and releases all claims, liabilities and causes of action against Landlord and its agents, servants and employees for loss of damage to, or destruction of, any of the improvements, fixtures, equipment, supplies, merchandise and other property, whether that of Tenant or of others in, upon or about the Demised Premises resulting from fire, explosion or the other perils included in standard coverage insurance, whether caused by the negligence of any of said persons or otherwise.

d.	In the event that the use of the Demised Premises by Tenant increases the premium rate for insurance carried by Landlord on the improvements of which the Demised Premises are a part, Tenant shall pay Landlord, upon demand, the amount of such premium increase. If Tenant installs any electrical equipment that overloads the power lines to the building or its wiring, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter, insurance rating bureau and governmental authorities having jurisdiction.

e.	Tenant shall during the Term, obtain and maintain in full force and effect at its sole cost and expense a policy or policies of insurance insuring all of its personal property located within the Demised Premises from time to time, as well as all tenant improvements made thereto, against loss or damage by fire, explosion or other such hazards for the full replacement value thereof. Such policy or policies shall provide that thirty (30) days written notice must be given to Landlord prior to cancellation thereof (and Tenant agrees to provide Landlord with not less than five (5) days written notice of a material modification thereto). Tenant shall furnish a certificate of insurance to Landlord at the time this Lease is executed and thereafter from time to time upon request by Landlord evidencing that such coverage is in full force and effect.

27.0	COVENANTS TO HOLD HARMLESS:

Unless the liability for damage or loss is caused by the action, inaction, negligence or willful misconduct of Landlord, its agents or employees, Tenant shall hold harmless Landlord from any liability for damages to any person or property occurring in or upon the Demised Premises and the Building. Unless the liability for damage or loss is caused by the negligence or willful misconduct of Tenant, its agents or employees Landlord shall indemnify, defend and hold Tenant harmless from any liability for damages to any person or property arising from Landlord’s performance (or failure to perform) its obligations hereunder, including, specifically, its failure to perform maintenance obligations under Article 3.0.

All personal property kept, maintained or stored on the Demised Premises shall be so kept, maintained or stored at the sole risk of Tenant. Tenant agrees to pay all sums of money in respect of any labor, service, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Demised Premises, and not furnished on order of Landlord, which may be secured by any mechanic’s, materialmen’s or other lien to be discharged at the time performance of any obligation secured thereby matures, provided that Tenant may contest such lien, but if such lien is reduced to final judgment and if such judgment or process thereon is not stayed, or if stayed and said stay expires, then and in each such event, Tenant shall forthwith pay and discharge said judgment. Landlord shall have the right to post and maintain on the Demised Premises, notices of non-responsibility under the laws of the State of Minnesota.

28.0	NON-LIABILITY:

Subject to the terms and conditions of Article 27.0 hereof, Landlord shall not be liable for any damage to property of Tenant located on the Demised Premises, nor for the loss or damage to any property of Tenant by theft or otherwise. Without limiting the foregoing, except in the case of the negligence or willful misconduct of Landlord or its agents, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Demised Premises or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons in the Demised Premises, occupants or adjacent property, of the buildings, or the public or caused by operations in construction of any private, public or quasi-public work. Landlord shall not be liable for any latent defect in the Demised Premises. All property of Tenant kept or stored on the Demised Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’ s insurance carrier.

29.0	SUBORDINATION & NON-DISTURBANCE; ESTOPPEL CERTIFICATE:

This Lease shall be subordinated to any mortgage that may now exist or that may hereafter be placed upon the Demised Premises and to any and all advances made thereunder, and to the interest upon the indebtedness evidenced by such mortgages, and to all renewals, replacements and extensions thereof. In the event of execution by Landlord after the date of this Lease of any such mortgage, renewal, replacement or extension, Tenant agrees to execute a subordination agreement with the holder thereof, in a commercially reasonable form, which agreement shall provide that:

a.	Such holder shall not disturb the possession and other rights of Tenant under this Lease so long as Tenant is not in default hereunder beyond any applicable notice and cure periods.

b.	In the event of acquisition of title to the Demised Premises by such holder, such holder shall accept the Tenant as Tenant of the Demised Premises under the terms and conditions of this Lease and shall perform all the obligations of Landlord hereunder, and

c.	The Tenant shall recognize such holder as Landlord hereunder

Tenant shall, upon receipt of a request from Landlord therefore, execute and deliver to Landlord or to any proposed holder of a mortgage or to any proposed purchaser of the Demised Premises a certificate, certifying (to the extent true) that this Lease is in full force and effect, the dates to which the Base Rent and other charges have been paid in advance, if any, and that, to the then-current knowledge of the officer executing such certificate, there are no offsets against rent or defenses to Tenant’s performance under this Lease, or setting forth any such offsets or defenses claimed by Tenant as the case may be. Tenant shall execute and deliver any such subordination agreement or estoppel certificate meeting the requirements of this Article 29.0 within ten (10) business days of receipt thereof. The failure of Tenant to do so within such time frame shall constitute an immediate default hereunder without the need for Landlord to provide any notice and/or opportunity to cure as set forth in Article 22.0(a) hereof.

30.0	ATTORNMENT:

In the event of a sale or assignment of Landlord’ s interest in the Building in which the Demised Premises are located, or if the Building comes into custody or possession of a mortgagee or any other party whether because of a mortgage foreclosure, or otherwise, Tenant shall attorn to such assignee or other party and recognize such party as Landlord hereunder; provided, however, Tenant’s peaceable possession will not be disturbed so long as Tenant is not in default hereunder beyond any applicable notice and cure periods. Tenant shall execute, on demand, an attornment agreement required by any such party to be executed, in a commercially reasonable form.

31.0	NOVATION IN THE EVENT OF SALE:

In the event of the sale of the Building, Landlord shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale, and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Landlord herein. Notwithstanding the foregoing provisions of this Article 31.0, Landlord, in the event of a sale of the Building, shall cause to be included a covenant (which shall survive the closing of such sale) whereby the purchaser of the Building assumes and agrees to carry out all of the covenants and obligations of Landlord herein.

32.0	QUIET ENJOYMENT:

Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Tenant, upon payment of the rents and other amounts due and the performance of all the terms, conditions, covenants and agreements on Tenant’s part to be observed and performed under this Lease, may peaceably and quietly enjoy the Demised Premises for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease.

33.0	RECORDING:

Tenant shall not record this Lease without the written consent of Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a Memorandum of Lease for the purposes of recordation. Said Memorandum of Lease shall describe the parties, the Demised Premises and the term of the Lease and shall incorporate this Lease by reference. This Article 33.0 shall not be construed to limit Landlord’s right to file this Lease.

34.0	CONSENTS BY LESSOR:

Whenever provision is made under this Lease for Tenant securing the consent or approval by Landlord, such consent or approval shall only be in writing and shall not be unreasonably, withheld, conditioned or delayed.

35.0	[Reserved]

36.0	GENERAL:

a.	The Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between the parties hereto being that of Landlord and Tenant.

b.	No waiver of any default hereunder shall be implied from any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by a party hereto shall not then be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by Landlord of any act by Tenant requiring Landlord’s consent or approval shall not waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant. No action required or permitted to be taken by or on behalf of Landlord under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of Tenant’s possession of the Demised Premises. All preliminary negotiations are merged into and incorporated in this Lease. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

c.	This Lease and the exhibits, if any, attached hereto and forming a part hereof, constitute the entire agreement between Landlord and Tenant affecting the Demised Premises and there are no other agreements, either oral or written, between them other than herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed in the same form and manner in which this Lease is executed.

d.	If any agreement, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such agreement, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each agreement, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

e.	The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent or any provision thereof.

f.	Submission of this instrument to Tenant or proposed Tenant or his agents or attorneys for examination, review, consideration or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this instrument shall have no binding legal effect until execution hereof by both Landlord/Owner and Tenant or its agents.

g.	This Lease shall be construed under the laws of the State of Minnesota.

h.	Landlord and Tenant represent and warrant that the person signing this Lease is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with a duly adopted resolution of the Board of Directors (or similar governing entity) of said entity or in accordance with the bylaws of said entity, and that this Lease is binding upon said party in accordance with its terms.

i.	No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord in satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord’s rights to (i) recover the remaining balance of any unpaid rent or (ii) pursue any other remedy provided in this Lease.

j.	Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained.

k.	This Lease may be executed in one or more counterparts, and counterparts may be exchanged by electronic transmission (including by email), each of which will be deemed an original, but all of which together constitute one and the same instrument.

37.0	TENANT IMPROVEMENTS:

Subject to any latent defects, Tenant will take the Demised Premises in their “as-is” condition. Tenant commits to spend a minimum of One Hundred Twenty-Five Thousand Dollars and No/100 ($125,000.00) of tenant improvements during the Term (the “Tenant Improvement Commitment”). All such tenant improvements shall be made at the sole cost and expense of Tenant, subject to Landlord’s prior written approval and subject to all other provisions of this Lease, including compliance with all applicable governmental laws, ordinances and regulations.

38.0	FORCE MAJEURE:

Either party’s failure to perform the terms and conditions of this Lease, in whole or in part, other than any term requiring the payment of money, shall not be deemed a breach or a default hereunder or give rise to any liability of such party to the other if such failure is attributable to any unforeseeable event beyond such party’s reasonable control and not caused by the acts or omissions or the willful misconduct of such party, including, without limitation, flood, drought, earthquake, storm, pestilence, lightning, and other natural catastrophes and acts of God; epidemic, war, riot, civic disturbance or disobedience, and act of the public enemy; fire, accident, wreck, washout, and explosion; strike, lockout, labor dispute, and failure, threat of failure, or sabotage of such party’s facilities; delay in transportation or car shortages, or inability to obtain necessary labor, materials, components, equipment, services, energy, or utilities through such party’s usual and regular sources at usual and regular prices; and any law, regulation, order or injunction of a court or governmental authority, whether valid or invalid and including, without limitation, embargoes, priorities, requisitions, and allocations or restrictions of facilities, equipment or operations. In the event of the occurrence of such a force majeure event, the party unable to perform promptly shall notify the other party.

39.0	COMMISSIONS:

Tenant represents to Landlord that it has not employed or engaged any agent or broker to represent Tenant in connection with the leasing of the Demised Premises, except for Steve Strom of Cresa Minneapolis (“Tenant’s Broker”), and Tenant hereby agrees to indemnify Landlord for any claim made by or commission payable to any other broker or agent engaged or retained by Tenant in connection with Tenant’s leasing of the Demised Premises. Landlord will be responsible to pay Tenant’s Broker a commission in the amount of Forty Four Thousand Seven Hundred Ninety Six and No/100 Dollars ($44,796.00) contemporaneous with Landlord’s closing of its purchase of the Building.

40.0	OPTION TO RENEW:

Provided the Lease is in full force and effect and Tenant is not in default beyond any applicable cure period under any of the other terms and conditions of the Lease, at the time of either notification of renewal or commencement of the Renewal Term (as that term is hereinafter defined), then Tenant shall have the right to renew the Lease for one (1) period of five (5) years (the “Renewal Term”), for the Demised Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions set forth below:

a.	If Tenant elects to exercise the option, then Tenant shall provide Landlord with written notice no later than the date which is 270 days prior to the Expiration Date, time being of the essence. If Tenant fails to timely provide such notice, Tenant shall have no right or additional right to extend or renew the Term of this Lease and this Lease shall expire on the Expiration Date. The notice shall be given in the manner provided in the Lease for the giving of notices to Landlord.

b.	If Tenant elects to exercise the option to renew, then the Base Rent to be paid by Tenant to Landlord during each year of the Renewal Term shall be at the rate which is two percent (2%) greater than the Base Rent during the previous year in the initial Term or current Renewal Term, as applicable.

41.0	EARLY LEASE TERMINATION:

Provided that the Lease is in full force and effect and Tenant is not in default hereunder beyond any applicable notice and cure period, Tenant shall have a one (1) time right to elect termination of this Lease and occupancy of the Demised Premises (the “Early Termination”) by (1) providing Landlord written notice with Tenant’s intent to elect the Early Termination, and (2) paying to Landlord an early termination fee (the “Early Termination Fee”), said notice and Early Termination Fee to be provided to Landlord prior to the beginning of the 28th full month of the term of this Lease (the “Early Termination Notice Period”). The Early Termination Fee is an amount equal to the unamortized “Transaction Costs” (as that term is hereinafter defined) incurred by Landlord in entering into this Lease. The unamortized Transaction Costs shall be equivalent to the remaining principal balance of a loan as of the Early Termination Date (as that term is hereinafter defined), which originally had been made as of the Commencement Date, in the original principal amount equal to the Transaction Costs and amortized over the same number of months Tenant is to pay rent under the initial Term of this Lease at ten percent (10%) per annum. For purposes of the foregoing, “Transaction Costs” shall mean any brokerage fees/leasing commissions paid in connection with this Lease, plus any improvement allowances, plus the amount of any free rent, moving allowances or the like provided to Tenant in connection with the entering into of this Lease, plus the unspent portion of the Tenant Improvement Commitment, if any. In the event the notice of Early Termination and Early Termination Fee have been timely delivered by Tenant to Landlord, the Early Termination will be effective at the conclusion of the 36th full month of the Term of this Lease, (the “Early Termination Date”). In the event Tenant has not timely exercised its right to the Early Termination during the Early Termination Notice Period, Tenant’s right to the Early Termination shall cease and be of no further force or effect.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease in form and manner sufficient to bind them at law, as of the day and year first above written.

LANDLORD:	TENANT:

WBL Properties 1 LLC	StemoniX, Inc.

/s/ Jeff Sowada	/s/ Yung-Ping Yeh
Signature	Signature

Jeff Sowada	Yung-Ping Yeh
Name (print)	Name (print)

Mgr., WBL Properties 1 LLC	CEO
Title	Title

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